Exhibit 10.1

FIFTH AMENDMENT TO
THE PHOENIX COMPANIES, INC.
NON-QUALIFIED EXCESS INVESTMENT PLAN
As Amended and Restated Effective September 1, 2009

The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan (the “Plan”), as amended and restated effective September 1, 2009, further amended on February 24, 2010 and December 10, 2010, January 1, 2012 and November 19, 2013, is further amended effective January 1, 2016 as follows:

1.	Section 2.02 is amended to read in its entirety as follows:

2.02
“Beneficiary” means the person, persons or entity, including one or more trusts, last designated by a Participant on a form or electronic media and accepted by the Plan Administrator or its duly authorized representative as a beneficiary, co-beneficiary, or contingent beneficiary to receive benefits payable under the Plan in the event of the death of the Participant.  In the absence of any such designation, the Beneficiary shall be (a) the Participant’s surviving spouse, (b) if there is no surviving spouse, the Participant’s children (including stepchildren and adopted children) per stirpes, or (c) if there is no surviving spouse and children per stirpes, the Participant’s estate.

2.	Section 2.13A (Domestic Partner definition) is deleted.

3.	Section 4.02 is amended to add Subsection (e) as follows:

(e)	Effective for Plan Years starting on and after January 1, 2016, the Plan will no longer provide a matching Company credit for all Participants.

4.	Section 9.02 is amended to read in its entirety as follows:

9.02
Rights Under Savings and Investment Plan.  Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant, Employee, surviving spouse or any Beneficiary thereof under the Savings and Investment Plan, nor to grant any additional rights to any such Participant, Employee, surviving spouse or Beneficiary thereof under the Savings and Investment Plan, nor in any way to limit, modify, repeal or otherwise affect the Company’s right to amend or modify the Savings and Investment Plan.